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                                                                  Exhibit 99(ff)

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF MARYLAND
                               GREENBELT DIVISION

In re:                                   :
                                         :
CRIIMI MAE INC.,                         :     Bankruptcy Case Nos. 98-23115-DK
CRIIMI MAE MANAGEMENT, INC., and         :           through        98-23117-DK
CRIIMI MAE HOLDINGS II, L.P.,            :
                                         :
                        Debtors.         :
                                         :
                                         :                         Chapter 11

                       SECOND STIPULATION AND AGREED ORDER
                           (I) AUTHORIZING USE OF CASH
                    COLLATERAL AND (II) GRANTING OTHER RELIEF

         This Second Stipulation and Agreed Order (the "Second Stipulation") is entered into this 18th day of February, 2000 by and among CRIIMI MAE Inc. ("CMI" or the "Debtor"), First Union National Bank ("FUNB"), and the Official Committee of Unsecured Creditors of CMI (the "Creditors' Committee").

                                   BACKGROUND

         A. On October 5, 1998 (the "Petition Date"), CMI, CRIIMI MAE Management, Inc. ("Management") and CRIIMI MAE Holdings II, L.P. ("Holdings" and, collectively with CMI and Management, the "Debtors") commenced the above-captioned cases by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Bankruptcy Code (the "Bankruptcy Code");

         B. On July 1, 1999, FUNB entered into a Stipulation and Agreed Order
(i) Authorizing Use of Cash Collateral and (ii) Granting Other Relief (the "First Cash Collateral Order") with CMI and the Creditors' Committee. The statements, agreements, stipulations and provisions of the First Cash Collateral Order are incorporated herein by reference. Capitalized terms not expressly defined in this Second Stipulation shall have the meanings which those terms have in the First Cash Collateral Order;

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         C. CMI, the Creditors Committee and FUNB desire to extend the terms, agreements, stipulations and provisions of the First Cash Collateral Order to and including March 31, 2000, subject to the terms hereof;

         1. NOW, THEREFORE, in consideration of the mutual promises set forth in the First Cash Collateral Order and in this Second Stipulation, the parties hereto stipulate and agree and the Court finds and orders as follows:

         2. REAFFIRMATION. All of the terms contained in the First Cash Collateral Order are hereby reaffirmed and, to the extent expressly provided herein, amended as provided in this Second Stipulation.

         3. APPLICATION OF THE FUTURE FUNB ASSIGNMENT INCOME. Effective as of January 1, 2000 and continuing each month until March 31, 2000, FUNB shall apply the Future FUNB Assignment Income in the manner as provided in paragraph 5 of the First Cash Collateral Order.

         4. APPLICATION OF THE FUTURE CMI ASSIGNMENT INCOME. Continuing each month until March 31, 2000, CMI shall make the payments of Future CMI Assignment Income to FUNB and retain the Debtor's Assignment Income Share, as provided in paragraph 6 of the First Cash Collateral Order. Use of the Debtor's Assignment Income Share shall be limited as provided in paragraph 7 of the First Cash Collateral Order. FUNB shall be entitled to apply the Future FUNB Assignment Income, its share of the Future CMI Assignment Income and the Additional Assignment Interest Shortfall in the manner specified in the First Cash Collateral Order, as amended hereby.

         5. STANDSTILL PERIOD. The termination of the Standstill Period as provided in Section 9 of the First Cash Collateral Order is extended from December 31, 1999 to March 31, 2000. FUNB's right to refile the Motion for Relief (as provided in paragraph 9D of the First Cash Collateral Order) is modified to the earlier of: termination of the Standstill Period or March 1, 2000; provided that no preliminary or final hearing is sought before March 31, 2000. The provisions allowing the taking of discovery in connection with the Motion for Relief contained in

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paragraph 9D(ii) are changed from November 15, 1999 to February 17, 2000, with a completion date of March 24, 2000.

         6. TREATMENT OF THE MANAGEMENT LOAN COLLATERAL AND THE MANAGEMENT LOAN COLLATERAL PROCEEDS. All of the provisions of the First Cash Collateral Order relating to the Management Stipulation, the Management Loan Collateral Proceeds and the Management Loan Collateral, including, without limitation, the provisions of paragraph 9 of the First Cash Collateral Order are hereby reaffirmed and the operation and effectiveness of these provisions are continued through and including March 31, 2000.

         7. TERMINATION OF THE STANDSTILL PERIOD. The rights of FUNB to terminate the Standstill Period, as provided in Section 9 of the First Cash Collateral Order shall continue in effect.

         8. THE SAFEKEEPING SECURITIES. The following sentence is added to the last sentence of paragraph 10 of the First Cash Collateral Order: "; PROVIDED, HOWEVER, that notwithstanding the agreement by the Debtor, the Creditors' Committee and FUNB not to file an action seeking the turnover of either the Safekeeping Securities or the Safekeeping Account Income during the Standstill Period, the Debtor may file a motion or motions to seek to sell or otherwise dispose of any or all of the Safekeeping Securities pursuant to an order of the Court, but only if the Debtor meets all of the conditions specified either in
(x) or (y) in the following three (3) sentences of this paragraph 10. (x) The Debtor shall agree, in the motion(s), and request the Court to order that any and all liens of FUNB in and rights of FUNB to the Safekeeping Securities shall attach to cash in an amount agreed to by the Debtor, FUNB, the Creditors' Committee and the Equity Committee of CMI, which cash shall be deposited into a segregated account at FUNB. If the Safekeeping Securities are proposed to be sold or otherwise disposed of for non-cash consideration, the non-cash consideration must be acceptable to FUNB, the Creditors' Committee and the Equity Committee of CMI, which consideration shall be deposited into a segregated account at FUNB or solely under the control of FUNB. (y) If, after consultation between the Debtor and FUNB, the Debtor and FUNB are not able or willing to agree on the cash and/or non-

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cash consideration to be deposited with FUNB, the Debtor will be permitted to proceed pursuant to the provisions of section 363 of the Bankruptcy Code so long as any and all liens of FUNB in and rights of FUNB as to the Safekeeping Securities to be sold attach solely to the proceeds of the sale of such Safekeeping Securities. FUNB reserves all of its rights to object to such sale or disposition under section 363. Nothing contained herein limits in any way FUNB's right to be heard at any hearing on Debtor's motion(s) or to limit in any way FUNB's right to respond to Debtor's motion(s).

         9. The purpose of the procedures set forth herein is to preserve, to the greatest extent possible, the status quo of all of the parties respective rights in the Safekeeping Securities.

         10. The foregoing provisions of this paragraph 10 limiting the Debtor's ability to sell the Safekeeping Securities and preserving FUNB's rights to be heard at any hearing on such

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sale(s) shall not apply if the sale of the Morgan Stanley Safekeeping Securities is made in accordance with Schedule 10 attached hereto and incorporated herein by reference.

         11. All of the terms, provisions and stipulations contained in the First Cash Collateral Order which are not modified or affected by this Second Stipulation are hereby reaffirmed and the operation and effectiveness thereof are continued through and including March 31, 2000.

         12. The captions in the Second Stipulation are for convenience of reference only and shall not affect the construction or interpretation of any of the provisions hereof.


Consented to:

                                   AKIN, GUMP, STRAUSS, HAUER
                                   & FELD, LLP

                                   By: ________________________________
                                       Stanley J. Samorajczyk, P.C.
                                       Michael S. Stamer
                                       Mark D. Taylor (Md. Fed. Bar #013418)
                                       1333 New Hampshire Avenue, N.W.
                                       Washington, D.C.  20036
                                       (202) 887-4000

                                   Co-Counsel for CRIIMI MAE
Inc.

                                   DUANE, MORRIS & HECKSCHER LLP

                                   By: __________________________________
                                       John F. Horstmann, Esquire
                                       One Liberty Place
                                       Philadelphia, PA  19103-7396
                                       (215) 979-1504

                                   Counsel for First Union National Bank





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                                   ARNOLD & PORTER

                                   By: ______________________________________
                                       Daniel M. Lewis
                                       555 12th Street N.W.
                                       Washington, D.C.  20004
                                       (202) 942-5000

                                   Counsel for Official Committee of Unsecured
                                   Creditors of CMI





So Ordered this _________ day of _____________________ 2000





--------------------------------------------
Hon. Duncan Keir
United States Bankruptcy Judge










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